Exhibit 99.1
Press Release
For Immediate Release
Contact: Claire S. Bean, Executive Vice President and Chief Financial Officer
1-508-528-7000 x363
Benjamin Franklin Bancorp Reports Results for Third Quarter of 2006;
Increases Quarterly Dividend
FRANKLIN, MASSACHUSETTS (October 26, 2006): Benjamin Franklin Bancorp, Inc. (the “Company” or “Benjamin Franklin”) (Nasdaq: BFBC), the bank holding company for Benjamin Franklin Bank (the “Bank”), today reported net income of $1.2 million, or $.15 per share (basic and diluted), for the quarter ended September 30, 2006. For the nine months ended September 30, 2006, the Company reported earnings of $3.7 million or $.46 per share (basic and diluted). In the comparable 2005 quarter, the Company earned $1.3 million or $.16 per share (basic and diluted). Results for the nine months ended September 30, 2005 were affected by two non-recurring charges, resulting in a loss of $882,000 for the period.
The Company also today announced that its Board of Directors declared a quarterly cash dividend of $.04 per common share, which represents an increase of 33% over the amount paid in prior quarters. This dividend will be payable on November 24, 2006 to stockholders of record as of November 10, 2006.
Thomas R. Venables, President and CEO, noted: “We are continuing to execute our growth strategy, through investments in new branches and personnel designed to stimulate business loan and deposit growth. We are making progress, particularly in commercial lending where we have achieved solid growth in 2006. Our momentum is being hampered by the flat yield curve and related narrowing of our net interest margin. Though margin relief appears unlikely in the near term, we remain committed to our expansion plan.”
In the first nine months of 2006, the Company’s balance sheet increased by $35.2 million, or 4.1%, to $902.3 million. Asset growth was focused primarily in loans, which increased by $30.5 million or 5.0% during the nine month period. This growth was funded by increases in deposit balances totaling $14.6 million or 2.4%, and in borrowed funds, which increased by $19.6 million or 14.0% in the first nine months of 2006.
Deposit growth was focused almost entirely in time deposit accounts, which increased by $37.2 million or 14.1% in the nine month period ended September 30, 2006, offset by decreases in savings (down $11.7 million or 12.0%), NOW accounts (down $7.2 million or 22.4%), and money market accounts (down $4.7 million or 5.0%). Demand deposits increased by $1.0 million during the nine-month period, and continue to represent 20% of the Company’s total deposit balances. With increases in short-term market interest rates, customers continue to exhibit a preference for short-term time deposits, causing the shift away from lower-rate savings and transaction accounts.
The increase in loans during the first nine months of 2006 was largely the result of growth in the Bank’s commercial loan portfolio, as commercial real estate loans increased by $21.5 million or 10.3% and commercial business loans increased by $3.6 million or 18.9%. Consumer loans also grew during the period, rising by $5.9 million or 17.0%, due to growth in the Company’s portfolio of home equity loans and lines of credit.
Non-performing assets as a percentage of total assets stood at 0.21% at September 30, 2006. The allowance for loan losses as a percent of total loans was unchanged at 0.93% as of September 30, 2006 and 2005.
The Company’s net interest margin (“NIM”) was 3.05% for the three months ended September 30, 2006, a decrease of 29 basis points compared to the third quarter of 2005. Included in interest income for the third quarter of 2006 was an extra quarterly FHLBB stock dividend payment, which had the effect of increasing the NIM by 5 basis points. The reduction in the NIM compared to the year earlier period is due to increases in funding costs, which have outpaced increases in yields earned on loans and securities. Overall, increases in rates paid on interest-bearing deposits have risen by 91 basis points compared to the third quarter of 2005, as customers have transferred funds into short-term time deposits from lower-rate savings and transaction accounts. The intense competitive pressure in the Bank’s market area, coupled with the increases in short-term market interest rates over the past year, has driven up interest rates paid on time deposit products significantly over the past twelve months.
Third quarter results benefited from an increase in non-interest income, which rose by $405,000 or 30.8%, when measured against the comparable 2005 period. Most of this growth is attributable to a $355,000 or 72.0% increase in fee revenue generated by CSSI, the Bank’s ATM servicing subsidiary.
The Company’s adjusted efficiency ratio for the quarter (excluding amortization of the core deposit intangible and gains/losses on sales of bank assets) increased to 71.9% compared to 64.6% in the year earlier period. Nearly half of the increase between periods is attributable to the expense associated with stock options and restricted stock, incurred for the first time during the most recent quarter. In the twelve months, total expense for these awards will amount to $1.5 million, a figure that reflects the Company’s recognition of stock compensation expense using an accelerated method allowed by SFAS No. 123R.
The remainder of the increase in the efficiency ratio is primarily staffing-related, consistent with the Company’s growth plans, including establishing new branch locations in Massachusetts. The Company’s new Wellesley office opened in August of 2006. A new branch location in Watertown is expected to open early in the second quarter of

2007, while a third new location is also likely in the first half of 2007. These new branch openings will adversely affect the Company’s profits in the year 2007.
Without those non-GAAP adjustments, the efficiency ratio based on GAAP numbers for the quarter was 74.0% versus 69.9% for the comparable quarter in 2005. For a reconciliation, see the table at the end of this release.
Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Benjamin Franklin Bancorp is engaged and changes in the securities market. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$15,305	$16,499
Cash supplied to ATM customers	39,409	37,200
Short-term investments	10,090	12,051

Total cash and cash equivalents	64,804	65,750

Securities available for sale, at fair value	123,851	122,379
Securities held to maturity, at amortized cost	43	109
Restricted equity securities, at cost	10,952	10,012

Total securities	134,846	132,500
Loans
Residential real estate	286,486	286,204
Commercial real estate	230,466	209,009
Construction	59,964	60,399
Commercial business	22,792	19,162
Consumer	40,734	34,814
Net deferred loan costs	1,161	1,214

Total loans, gross	641,603	610,802
Allowance for loan losses	(5,941)	(5,670)

Loans, net	635,662	605,132
Premises and equipment, net	11,722	11,167
Accrued interest receivable	3,583	3,045
Bank-owned life insurance	10,200	7,451
Goodwill	33,763	33,763
Identifiable intangible asset	3,301	4,133
Other assets	4,400	4,116

	$902,281	$867,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Regular savings	$86,240	$97,960
Money market accounts	89,620	94,347
NOW accounts	24,954	32,147
Demand deposit accounts	125,424	124,396
Time deposit accounts	299,986	262,823

Total deposits	626,224	611,673

Short-term borrowings	8,000	—
Long-term debt	151,963	140,339
Other liabilities	7,723	6,933

Total liabilities	793,910	758,945

Common stock, no par value; 75,000,000 shares authorized; 8,468,137 shares issued and 8,249,802 shares outstanding at September 30, 2006; 8,488,898 shares issued and outstanding at December 31, 2005	—	—
Additional paid-in capital	82,689	82,849
Retained earnings	35,867	32,942
Unearned compensation	(8,150)	(5,353)
Accumulated other comprehensive loss	(2,035)	(2,326)

Total stockholders’ equity	108,371	108,112

	$902,281	$867,057

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Interest and dividend income:
Loans, including fees	$9,620	$8,716	$27,698	$21,656
Debt securities	1,396	1,103	4,035	2,657
Dividends	245	110	388	271
Short-term investments	134	100	536	344

Total interest and dividend income	11,395	10,029	32,657	24,928

Interest expense:
Interest on deposits	3,691	2,375	10,328	5,798
Interest on borrowings	1,719	1,334	4,518	3,123

Total interest expense	5,410	3,709	14,846	8,921

Net interest income	5,985	6,320	17,811	16,007
Provision for loan losses	200	152	327	648

Net interest income, after provision for loan losses	5,785	6,168	17,484	15,359

Other income:
ATM servicing fees	848	493	2,182	1,002
Deposit service fees	375	356	1,044	857
Loan servicing fees	106	126	382	331
Investment sales commissions	13	—	110	—
Gain on sale of loans, net	110	52	249	72
Gain on sale of securities	10	—	10	—
Security impairment writedown	—	—	(35)	—
Loss on sale/write-down of bank-owned land, net	—	—	—	(1,020)
Income from bank-owned life insurance	99	83	250	204
Miscellaneous	158	204	471	605

Total other income	1,719	1,314	4,663	2,051

Operating expenses:
Salaries and employee benefits	3,063	2,529	8,509	7,010
Occupancy and equipment	662	654	1,970	1,753
Data processing	512	468	1,413	1,339
Professional fees	232	257	965	624
Marketing and advertising	214	273	525	546
Contribution to Benjamin Franklin Bank Charitable Foundation	—	—	—	4,000
Amortization of core deposit intangible	254	445	832	1,044
Other general and administrative	767	713	2,165	1,628

Total operating expenses	5,704	5,339	16,379	17,944

Income (loss) before income taxes	1,800	2,143	5,768	(534)
Provision for income taxes	632	814	2,073	348

Net income (loss)	$1,168	$1,329	$3,695	$(882)

Weighted-average shares outstanding:
Basic	7,931,455	8,148,113	7,996,242	N/A
Diluted	7,937,021	8,148,113	7,998,098	N/A

Earnings per share:
Basic	$0.15	$0.16	$0.46	N/A
Diluted	$0.15	$0.16	$0.46	N/A

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Dollars in thousands, except per share data)

	At or For the Three Months		At or For the Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Financial Highlights:
Net interest income	$5,985	$6,320	$17,811	$16,007
Net income (loss)	$1,168	$1,329	$3,695	$(882)
Shares outstanding — end of period	7,807,438	8,066,825	7,807,438	8,066,825
Weighted average shares outstanding:
Basic	7,931,455	8,148,113	7,996,242	n/a
Diluted	7,937,021	8,148,113	7,998,098	n/a
Shareholders’ equity	$108,371	$107,732
Book value per share	$13.88	$13.36
Tangible book value per share	$9.13	$8.61

Ratios and Other Information:
Return on average assets	0.52%	0.61%	0.56%	-0.16%
Return on average equity	4.25%	4.84%	4.54%	-1.44%
Average interest rate spread(1)	2.36%	2.92%	2.52%	2.82%
Net interest margin(2)	3.05%	3.34%	3.08%	3.22%
Efficiency ratio(3)	71.86%	64.55%	69.87%	67.87%
Non-interest expense to average total assets(4)	2.54%	2.46%	2.47%	3.21%
Average interest-earning assets to average interest-bearing liabilities	120.10%	121.45%	120.44%	122.65%

At period end:
Non-performing assets to total assets	0.21%	0.05%
Non-performing loans to total loans	0.29%	0.08%
Allowance for loan losses to non-performing loans	314.84%	1208.37%
Allowance for loan losses to total loans	0.93%	0.93%

Equity to total assets	12.01%	12.58%
Tier 1 leverage capital ratio	9.62%	9.79%
Total risk-based capital ratio	14.46%	15.48%
Number of full service offices	10	9

(1)	The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2)	The net interest margin represents net interest income divided by average total interest-earning assets for the period.

(3)	The efficiency ratio represents non-interest expense minus expenses related to the amortization of intangible assets and (in 2005) the contribution to the Benjamin Franklin Bank Charitable Foundation, divided by the sum of net interest income (before the loan loss provision) plus non-interest income (excluding net gains (losses) on sale of bank assets). Without those non-GAAP adjustments the efficiency ratio based on GAAP numbers for the periods shown were 74.04%, 69.94%, 72.88% and 99.37%, respectively. For a reconciliation, see the table at the end of this release.

(4)	For the nine-month 2005 period, if the Charitable Foundation contribution were excluded, the ratio of non-interest expense to average total assets would have been 2.49%.

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARY
ANALYSIS OF NET INTEREST INCOME

	Three Months Ended September 30,
	2006			2005
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$633,064	$9,620	6.00%	$607,136	$8,716	5.70%
Securities	136,104	1,641	4.10%	128,734	1,213	3.74%
Short-term investments	10,562	134	4.96%	15,139	100	2.62%

Total interest-earning assets	779,730	11,395	5.66%	751,009	10,029	5.30%
Non-interest-earning assets	113,101			111,195

Total assets	$892,831			$862,204

Interest-bearing liabilities:
Savings deposits	$90,143	113	0.50%	$106,123	133	0.50%
Money market accounts	94,712	502	2.10%	106,015	432	1.62%
NOW accounts	25,941	9	0.15%	36,438	12	0.13%
Certificates of deposit	290,595	3,067	4.19%	247,960	1,798	2.88%

Total deposits	501,391	3,691	2.92%	496,536	2,375	1.90%
Borrowings	147,866	1,719	4.55%	121,854	1,334	4.34%

Total interest-bearing liabilities	649,257	5,410	3.29%	618,390	3,709	2.38%
Non-interest bearing liabilities	134,481			134,899

Total liabilities	783,738			753,289
Equity	109,093			108,915

Total liabilities and equity	$892,831			$862,204

Net interest income		$5,985			$6,320

Net interest rate spread(2)			2.36%			2.92%
Net interest-earning assets(3)	$130,473			$132,619

Net interest margin(4)			3.05%			3.34%
Average interest-earning assets to interest-bearing liabilities			120.10%			121.45%

(1)	Yields and rates for the three months ended September 30, 2006 and 2005 are annualized.

(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARY
ANALYSIS OF NET INTEREST INCOME

	Nine Months Ended September 30,
	2006			2005
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$621,074	$27,698	5.91%	$528,411	$21,656	5.48%
Securities	137,547	4,423	4.29%	116,350	2,928	3.37%
Short-term investments	15,221	536	4.64%	19,230	344	2.39%

Total interest-earning assets	773,842	32,657	5.60%	663,991	24,928	5.02%
Non-interest-earning assets	113,255			84,433

Total assets	$887,097			$748,424

Interest-bearing liabilities:
Savings deposits	$93,835	352	0.50%	$103,492	391	0.50%
Money market accounts	103,106	1,728	2.24%	93,744	1,099	1.57%
NOW accounts	27,111	30	0.15%	31,584	52	0.22%
Certificates of deposit	281,552	8,218	3.90%	211,602	4,256	2.69%

Total deposits	505,604	10,328	2.73%	440,422	5,798	1.76%
Borrowings	136,892	4,518	4.35%	100,931	3,123	4.14%

Total interest-bearing liabilities	642,496	14,846	3.08%	541,353	8,921	2.20%
Non-interest bearing liabilities	135,763			125,076

Total liabilities	778,259			666,429
Equity	108,838			81,995

Total liabilities and equity	$887,097			$748,424

Net interest income		$17,811			$16,007

Net interest rate spread(2)			2.52%			2.82%
Net interest-earning assets(3)	$131,346			$122,638

Net interest margin(4)			3.08%			3.22%
Average interest-earning assets to interest-bearing liabilities			120.44%			122.65%

(1)	Yields and rates for the nine months ended September 30, 2006 and 2005 are annualized.

(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.

(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Reconciliation of Non-GAAP Financial Measures
This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude significant gains or losses that are expected to be non-recurring and to exclude the effects of amortization of intangible assets (in the case of the efficiency ratio). Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
Efficiency ratio based on GAAP numbers	74.04%	69.94%	72.88%	99.37%
Effects of amortization of intangible assets	(3.35)	(5.87)	(3.74)	(5.49)
Effects of contribution to the Benjamin Franklin Bank Charitable Foundation	—	—	—	(21.05)
Effects of net gain/(loss/write-down) on sale of bank assets	1.17	.48	.73	(4.96)

Efficiency ratio — Reported	71.86%	64.55%	69.87%	67.87%